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                                                                    EXHIBIT 99.1

                   GEORGE W. BUCKLEY BECOMES DIRECTOR OF TYCO

    PEMBROKE, Bermuda--December 5, 2002--Tyco International Ltd. (NYSE:TYC, BSX:
TYC, LSE: TYI) announced today that George W. Buckley, Chairman and Chief Executive Officer of Brunswick Corporation (NYSE: BC), the world's largest manufacturer of recreational boats and marine engines, has been appointed to the Company's Board of Directors. Mr. Buckley will fill the seat vacated by Joshua Berman, who has resigned.

    Mr. Berman, who joined the Tyco Board in 1967, is the third Tyco director to resign following the Board's decision on September 12, 2002 that, following the appointment of Ed Breen as the new Chairman and Chief Executive Officer, the Board should consist of all new directors.

    Tyco Chairman and Chief Executive Officer Ed Breen said: "I would like to thank Josh Berman for his many years of service to Tyco. His wise counsel has been invaluable to Tyco over the years as the Company has grown from a small manufacturing business to one of the world's great diversified corporations. All of us at Tyco wish him well."

    Mr. Breen continued: "I believe that George Buckley will make many significant contributions to the future development of Tyco. He is a distinguished business leader with broad understanding of the challenges facing a global company, and he will bring a valuable perspective to the Board."

    Mr. Berman said: "I believe it is time to participate in the transition to new leadership on the Board. Having served thirty-five years as a director, I have witnessed the efforts of hundreds of thousands of dedicated employees in building businesses with worldwide leadership positions. As great as these achievements have been, I am confident that, with the foundation that has been laid and the new executive management team that has come on board, Tyco's best days have yet to come."

    Mr. Buckley said: "Tyco is a Company with solid businesses and a first-rate management team. Ed Breen is assembling an outstanding Board, and I look forward to serving with him and the other Directors as we help the Company fulfill its great potential."

    The nomination of Mr. Buckley to the Tyco Board was previously announced on September 12, 2002. Mr. Buckley is the Chairman and CEO of Brunswick Corporation, the world's largest manufacturer of recreational boats and marine engines. It is also a major manufacturer of fitness, bowling and billiards equipment. Formerly serving as the Chief Technology Officer and President of two divisions throughout his career at Emerson Electric Company from 1993 to 1997, Mr. Buckley joined Brunswick in 1997 as President-Mercury Marine Group and has held the role of Chairman and Chief Executive Officer for over two years.
Mr. Buckley holds a B.S. in electrical and electronic engineering from the University of Huddersfield and received a Ph.D. in engineering from the University of Southampton in 1977.

ABOUT TYCO INTERNATIONAL LTD.

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD LOOKING STATEMENTS

    This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may
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cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

    More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contact:         Gary Holmes (Media)
                 212-424-1314

                 Kathy Manning (Investors)
                 603-778-9700
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